UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway,
Suite 400

Burlingame, California 94010

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Convertible Note Offering

On March 7, 2022, Innoviva, Inc. (“Innoviva”) completed its previously announced offering of $225 million aggregate principal amount of its 2.125% convertible senior notes due 2028 (the “Notes”). The Notes were sold in a private offering under a purchase agreement, dated as of March 2, 2022, entered into by and among Innoviva and Goldman Sachs & Co. LLC and Moelis & Company LLC, as initial purchasers (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Innoviva also granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes were first issued, up to an additional $45 million aggregate principal amount of the Notes on the same terms and conditions.

The net proceeds from the sale of the $225 million aggregate principal amount of Notes were approximately $216.8 million after deducting the Initial Purchasers’ discounts and commissions and Innoviva’s estimated offering expenses. Innoviva used approximately $18.1 million of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. In addition, Innoviva used $165.6 million of the remaining net proceeds to repurchase $144.8 million aggregate principal amount of its 2.125% Convertible Subordinated Notes due 2023 (the “2023 Notes”) in separate and individually negotiated transactions with certain holders of the 2023 Notes, which closed concurrently with the issuance of the Notes. Innoviva expects to use the remaining net proceeds for general corporate purposes.

Indenture

On March 7, 2022, Innoviva entered into an indenture (the “Indenture”) with respect to the Notes with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Under the Indenture, the Notes will be senior unsecured obligations of Innoviva and bear interest at a rate of 2.125% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022. The Notes will mature on March 15, 2028, unless earlier redeemed, repurchased or converted.

The Notes are convertible into shares of Innoviva’s common stock, cash or a combination of shares of Innoviva’s common stock and cash, at Innoviva’s election, based on an initial conversion rate of 38.1432 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $26.22 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 35.0% to the $19.42 per share closing price of Innoviva’s common stock on March 2, 2022. The conversion rate is subject to customary anti-dilution adjustments in certain circumstances.

Prior to September 15, 2027, the Notes will be convertible at the option of the holders only upon the occurrence of specified events and during certain periods, and will be convertible on or after September 15, 2027 at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

The Notes will be redeemable, in whole or in part, at Innoviva’s option at any time, and from time to time, on or after March 20, 2025 and on or before the 75th scheduled trading day immediately before the maturity date but only if the last reported sale price per share of Innoviva’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a make-whole fundamental change (as defined in the Indenture) with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If Innoviva undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require Innoviva to purchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Indenture contains customary terms and covenants, including a merger covenant and that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Capped Call Confirmations

On March 2, 2022, in connection with the offering of the Notes, Innoviva entered into privately negotiated capped call transactions with Bank of America, N.A., Goldman Sachs & Co. LLC and Deutsche Bank AG, London Branch (the “option counterparties”). The cap price of the capped call transactions is initially $33.9850 per share, which represents approximately a 75.00% premium to the closing price of Innoviva’s common stock on March 2, 2022, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions cover, subject to customary adjustments, the number of shares of common stock initially underlying the Notes. The capped call transactions are expected generally to reduce potential dilution to Innoviva’s common stock upon conversion of the Notes or at Innoviva’s election (subject to certain conditions) offset any cash payments Innoviva is required to make in excess of the aggregate principal amount of converted Notes, as the case may be, with such reduction or offset subject to a cap.

Innoviva has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Innoviva’s common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the offering of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of Innoviva in secondary market transactions following the offering of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date of the capped call transactions and in connection with any early termination event in respect of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect a noteholder's ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of the Notes.

In addition, if any such capped call transaction fails to become effective, the option counterparty party thereto may unwind its hedge positions with respect to the common stock, which could adversely affect the value of the common stock and, if the Notes have been issued, the value of the Notes.

The above description of the capped call transactions is a summary only and is qualified in its entirety by reference to the Form of Capped Call Confirmation, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. Innoviva does not intend to file a registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. Assuming the Initial Purchasers fully exercise their option to purchase additional Notes, initially, a maximum of 13,903,191 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate issuable upon a make-whole fundamental change of 51.4933 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

On March 2, 2022, Innoviva issued a press release announcing the offering of the Notes. A copy of the press release is attached as Exhibit 99.1.

On March 3, 2022, Innoviva issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture (including form of Note) with respect to Innoviva’s 2.125% Convertible Senior Notes due 2028, dated as of March 7, 2022, between Innoviva and The Bank of New York Mellon Trust Company, N.A., as trustee.
10.1	Form of Capped Call Confirmation.
99.1	Press Release dated March 2, 2022.
99.2	Press Release dated March 3, 2022.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: March 8, 2022	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer

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